As filed with the Securities and Exchange Commission on December 27, 2022

Registration No. 333-228198

333-196834

333-189547

333-182282

333-174737

333-160101

333-155332

333-152145

333-141814

333-137512

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-228198

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-196834

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-189547

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-182282

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-174737

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160101

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-155332

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-152145

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-141814

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-137512

UNDER
THE SECURITIES ACT OF 1933

HILL INTERNATIONAL, INC.

(Exact Name of Company as Specified in Its Charter)

Delaware	20-0953973
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Hill International, Inc.

One Commerce Square

2005 Market Steet, 17th Floor

Philadelphia, PA 19103

(Address of Principal Executive Offices)

(215) 30907700

(Company’s telephone number, including area code)

HILL INTERNATIONAL, INC. 2017 equity INCENTIVE plan

HILL INTERNATIONAL, INC. 2009 nON-EMPLOYEE DIRECTOR STOCK GRANT PLAN

HILL INTERNATIONAL, INC. 2007 RESTRICTED STOCK GRANT PLAN

HILL INTERNATIONAL, INC. 2006 EMPLOYEE STOCK OPTION PLAN

HILL INTERNATIONAL, INC. 401(K) RETIREMENT SAVINGS PLAN

(Full Title of the Plans)

Raouf S. Ghali

Chief Executive Officer and President

Hill International, Inc.

One Commerce Square

2005 Market Steet, 17th Floor

Philadelphia, PA 19103

(Name, address, and telephone number, including area code, of Agent for Service)

 Copies to:

Darrick M. Mix, Esq.

Peter D. Visalli

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 977-1206; (856) 874-4229

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), previously filed by Hill International, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) and is being filed to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value of $0.0001 per share (the “Common Stock”), that had been registered under such Registration Statements, together with any and all securities registered thereunder:

•	Registration Statement No. 333-228198, filed with the SEC on November 5, 2018, pertaining to the registration of 4,250,000 shares of Common Stock issuable under the Company’s 2017 Equity Incentive Plan;

•	Registration Statement No. 333-196834, filed with the SEC on June 17, 2014, pertaining to the registration of 2,000,000 shares of Common Stock issuable under the Company’s 2006 Employee Stock Option Plan;

•	Registration Statement No. 33-189547, filed with the SEC on June 24, 2013, pertaining to the registration of 200,000 shares of Common Stock issuable under the Company’s 2009 Non-Employee Director Stock Grant Plan;

•	Registration Statement No. 333-182282, filed with the SEC on June 22, 2012, pertaining to the registration of 2,000,000 shares of Common Stock issuable under the Company’s 2006 Employee Stock Option Plan;

•	Registration Statement No. 333-174737, filed with the SEC on June 6, 2011, pertaining to the registration of 3,000,000 shares of Common Stock issuable under the Company’s 2006 Employee Stock Option Plan;

•	Registration Statement No. 333-160101, filed with the SEC on June 19, 2009, pertaining to the registration 200,000 shares of Common Stock issuable under the Company’s 2009 Non-Employee Director Stock Grant Plan;

•	Registration Statement No. 333-155332, filed with the SEC on November 13, 2008, pertaining to the registration of 1,860,000 shares of Common Stock issuable under the Company’s 2006 Employee Stock Option Plan;

•	Registration Statement No. 333-152145, filed with the SEC on July 3, 2008, pertaining to the registration of 2,000,000 shares of Common Stock issuable under the Company’s 2006 Employee Stock Option Plan;

•	Registration Statement No. 333-141814, filed with the SEC on April 2, 2007, pertaining to the registration of 1,140,000 shares of Common Stock issuable under the Company’s 2006 Employee Stock Option Plan and 340,000 shares of Common Stock issuable under the Company’s 2007 Restricted Stock Grant Plan; and

•	Registration Statement No. 137512, filed with the SEC on September 21, 2006, pertaining to the registration of 1,000,000 shares of Common Stock issuable under the Hill International, Inc. 401(k) Retirement Savings Plan.

On December 27, 2022, pursuant to certain Amended and Restated Agreement and Plan of Merger, dated as of August 26, 2022, by and among the Company, Global Infrastructure Solutions Inc. (“GISI”) and Liberty Acquisition Sub Inc. (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of GISI.

As a result of the Merger, the Company has terminated any and all offerings of Company securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Company hereby removes from registration all such securities of Company registered pursuant to the Registration Statements under the Securities Act of 1933, as amended, and will no longer file periodic reports with the SEC on account of the Common Stock. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing an amendment on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on December 27, 2022.

Hill International, Inc.

/s/ Raouf S. Ghali
By:	Raouf S. Ghali
Chief Executive Officer and President

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-8.